SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

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Check the appropriate box:
[ ] Preliminary proxy statement
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[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 MEDTRONIC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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          pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the
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          statement number, or the Form or Schedule and the date of its filing.

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[LOGO] MEDTRONIC

                                                    7000 Central Avenue N.E.
                                                    Minneapolis, Minnesota 55432
                                                    Telephone: 612/514-4000


                                  July 23, 1997


Dear Shareholder:

You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Wednesday, August 27, 1997, at 10:30 a.m. (CDT) at Medtronic's Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota.

The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

We will be providing refreshments prior to the meeting, which will be available beginning at 10:00 a.m. Please also take this opportunity to view Medtronic's products, which will be on display.

YOUR VOTE IS IMPORTANT. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by signing the accompanying proxy card and promptly returning it in the enclosed envelope.

Sincerely,


/s/ William W. George
William W. George
Chairman of the Board and Chief Executive Officer




                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                           WEDNESDAY, AUGUST 27, 1997


To Our Shareholders:

The 1997 Annual Meeting of Shareholders of Medtronic, Inc. will be held Wednesday, August 27, 1997, at the Medtronic, Inc. Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota, at 10:30 a.m. (CDT) for the following purposes:

     1. To set the size of the Board at 11 directors and to elect four Class II directors for three-year terms.

     2. To approve appointment of Price Waterhouse LLP as the Company's independent auditors.

     3. To take action on any other business that may properly be considered at the Meeting or any adjournment thereof.

These items are more fully described in the following pages of the Proxy Statement.

Shareholders of record at the close of business on July 3, 1997 will be entitled to vote at the Meeting and any adjournments of the Meeting.

                                   By Order of the Board of Directors,


                                   /s/ Ronald E. Lund
                                   Ronald E. Lund
                                   Secretary

Approximate Date of Mailing
Proxy Material: July 23, 1997



                             YOUR VOTE IS IMPORTANT.

                  PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.




[LOGO] MEDTRONIC                                   MEDTRONIC, INC.
                                                   7000 CENTRAL AVENUE N.E.
                                                   MINNEAPOLIS, MINNESOTA 55432


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 27, 1997

The Board of Directors of Medtronic, Inc. ("Medtronic" or the "Company") is soliciting the accompanying proxy for the Annual Meeting of Shareholders of Medtronic to be held on August 27, 1997.

A proxy card is enclosed. In order to register your vote, complete, date and sign the proxy card and return it in the envelope provided.

When stock is registered in the name of more than one person, each such person should sign the proxy. If the shareholder is a corporation, the proxy should be signed in its corporate name by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian, custodian or in any other representative capacity, the signer's full title should be given.

Shareholders are entitled to one vote for each share of Medtronic Common Stock, $.10 par value, they hold of record as of the close of business on July 3, 1997. On that date, 234,662,051 shares of Medtronic Common Stock were outstanding. A quorum (a majority of the outstanding shares) must be represented at the Meeting in person or by proxy to transact business.

Shares represented by a properly executed proxy received by Medtronic prior to the Meeting and not revoked will be voted in accordance with the instructions of the shareholder or, if no instructions are indicated, in accordance with the recommendations of the Board of Directors. A proxy may be revoked at any time before it is exercised by written revocation to the Corporate Secretary of Medtronic or by filing a new written proxy with the Corporate Secretary.


                              ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

The Board of Directors is divided into three classes. The members of each class are elected to serve three-year terms with the terms of office of each class ending in successive years. William W. George, Bernadine P. Healy, M.D., Richard
L. Schall and Gordon M. Sprenger are the nominees for election to the Board as Class II directors to serve until the year 2000 annual meeting or until their successors are elected and qualified. All of the nominees are currently directors and were elected to the Board of Directors by the shareholders. All of the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by the proxy cards may be voted for a substitute designated by the Board, unless an instruction to the contrary is indicated on the proxy card.

Mr. F. Caleb Blodgett will retire from the Board on August 27, 1997 in accordance with the Board's mandatory retirement policy. In his 21 years of dedicated Board service, Mr. Blodgett chaired the Audit Committee, Compensation Committee, Corporate Governance Committee and Finance Committee.

THE BOARD RECOMMENDS A VOTE FOR ELECTING THE NOMINEES.


                          DIRECTOR NOMINEES -- CLASS II
                               (TERM ENDING 2000)

[PHOTO]                             Medtronic's Chairman and Chief Executive
WILLIAM W. GEORGE, age 54           Officer since August 1996; President and
 DIRECTOR SINCE 1989                Chief Executive Officer from May 1991 to
 Class II Director                  August 1996; President and Chief Operating
 Term expires 1997                  Officer from March 1989 to April 1991.
                                    President, Honeywell Space and Aviation
                                    Systems (products for commercial and
                                    military aviation markets and space and
                                    satellite applications), from December 1987 to March 1989; President, Honeywell
                                    Industrial Automation and Control, from May
                                    1987 to December 1987 and Executive Vice
                                    President of that business from January 1983 to May 1987. Also a director of Dayton
                                    Hudson Corporation, Valspar Corporation,
                                    Allina Health System and Imation Corp.;
                                    Chairman of the Health Industry
                                    Manufacturers Association.

[PHOTO]                             Dean, College of Medicine and Public
BERNADINE P. HEALY, M.D., age 52    Health, and Professor of Medicine, The
 DIRECTOR SINCE 1993                Ohio State University, since October 1995.
 (and 1987-1991)                    Physician and Science Policy Advisor, The
 Class II Director                  Cleveland Clinic Foundation (nonprofit
 Term expires 1997                  medical research organization), from July
                                    1993 to May 1995; Director of the National
                                    Institutes of Health from April 1991 to June
                                    1993; Chairman of the Research Institute of
                                    The Cleveland Clinic Foundation from
                                    November 1985 to April 1991; President, the
                                    American Heart Association, National Center, from 1988 to 1989; Deputy Director of Office of Science and Technology Policy, Executive
                                    Office of the United States President, from
                                    1984 to 1985; Professor of Medicine, The
                                    Johns Hopkins University School of Medicine, from 1977 to 1984. Also a trustee of Battelle Memorial Institutes and a director of National City Corporation, Somatogen,
                                    Inc., Invacare, Inc. and Karrington Health,
                                    Inc.

[PHOTO]                             Consultant. Retired Vice Chairman and
RICHARD L. SCHALL, age 67           Chief Administrative Officer and director
 DIRECTOR SINCE 1971                of Dayton Hudson Corporation as of
 Class II Director                  February 1985. Also a director of EcoLab
 Term expires 1997                  Inc., First Bank System, Inc., and
                                    Meritex, Inc., and a trustee of Santa
                                    Barbara City College Foundation.

[PHOTO]                             Executive Officer of Allina Health System
GORDON M. SPRENGER, age 60          (health care delivery) since July 1994;
 DIRECTOR SINCE 1991                Chief Executive Officer and director of
 Class II Director                  HealthSpan Health Systems Corporation
 Term expires 1997                  (health care delivery) from September 1992
                                    to July 1994; President and Chief Executive
                                    Officer of LifeSpan, Inc. (health care
                                    delivery) from 1982 to September 1992; Chief
                                    Executive Officer of Abbott-Northwestern
                                    Hospital from 1982 to September 1992;
                                    President of Abbott-Northwestern Hospital from 1982 to 1988. Also a member of Board of Regents, St. Olaf College, and a director of The St. Paul Companies, Inc., Bush
                                    Foundation and Past Chair of the Board of the American Hospital Association.


                 BOARD MEMBERS CONTINUING IN OFFICE -- CLASS III
                               (TERM ENDING 1998)

[PHOTO]                             Medtronic's President and Chief Operating
ARTHUR D. COLLINS, JR., age 49      Officer since August 1996; Chief Operating
 DIRECTOR SINCE 1994                Officer from January 1994 to August 1996;
 Class III Director                 Executive Vice President of the Company
 Term expires 1998                  and President of Medtronic International
                                    from June 1992 to January 1994. Corporate
                                    Vice President of Abbott Laboratories
                                    (health care products) from October 1989 to May 1992 and Divisional Vice President of that company from May 1984 to October 1989.
                                    Held various management positions both in the U.S. and Europe during his 14 years with Abbott. Also a director of First Bank
                                    System, Inc., Tennant Company, GalaGen Inc.
                                    and the National Association of
                                    Manufacturers.

[PHOTO]                             The Stephen and Suzanne Weiss Dean of the
ANTONIO M. GOTTO, JR., M.D., age 61 Cornell University Medical Center and
 DIRECTOR SINCE 1992                Provost for Medical Affairs, Cornell
 Class III Director                 University, since January 1997. Chairman
 Term expires 1998                  and Professor of the Department of
                                    Medicine at Baylor College of Medicine and
                                    Methodist Hospital from 1977 to 1996 and former J. S. Abercrombie Chair,
                                    Atherosclerosis and Lipoprotein Research from 1976 to 1996. Also director and principal investigator, Specialized Center of Research in Arteriosclerosis, National
                                    Heart, Lung and Blood Institute; and
                                    President, International Atherosclerosis
                                    Society.

[PHOTO]                             Professor, Graduate School of Business,
THOMAS E. HOLLORAN, age 67          University of St. Thomas, St. Paul,
 DIRECTOR SINCE 1960                Minnesota since June 1985; Chairman,
 Class III Director                 Minneapolis-St. Paul Metropolitan Airports
 Term expires 1998                  Commission, from February 1989 to January
                                    1991; Chairman of the Board of Directors and Chief Executive Officer of Interra Financial
                                    Incorporated (holding company for various financial enterprises) from 1976 to June
                                    1985. Also a director of Flexsteel
                                    Industries, Inc., MTS Systems Corp., ADC
                                    Telecommunications Inc., National City Bank of Minneapolis, National City Bancorporation and Meritex, Inc.; Chairman and a director of Malt-O-Meal Company; and a director of the Minnesota Center for Corporate
                                    Responsibility and the Bush Foundation.


                  BOARD MEMBERS CONTINUING IN OFFICE -- CLASS I
                               (TERM ENDING 1999)

[PHOTO]                             Vice Chairman of Medtronic since July 1988
GLEN D. NELSON, M.D., age 60        and Executive Vice President from August
 DIRECTOR SINCE 1980                1986 to July 1988; Chairman and Chief
 Class I Director                   Executive Officer of American MedCenters,
 Term expires 1999                  Inc. (HMO management) from July 1984 to
                                    August 1986; Chief Executive Officer,
                                    President and Chairman of the Board of
                                    Trustees of Park Nicollet Medical Center
                                    (medical services) from 1975 to 1986;
                                    Surgeon at Park Nicollet Medical Center from
                                    1969 to 1986. Also a director of ReliaStar
                                    Financial Corp., The St. Paul Companies,
                                    Inc., Carlson Holdings, Inc., and
                                    Communications Holdings, Inc.

[PHOTO]                             Chairman of the Board of Stericycle, Inc.
JACK W. SCHULER, age 56             (medical waste treatment and recycling)
 DIRECTOR SINCE 1990                since 1990 and Chairman of the Board of
 Class I Director                   Ventana Medical Systems, Inc.
 Term expires 1999                  (immunohistochemistry diagnostic systems)
                                    since February 1996; President and Chief
                                    Operating Officer of Abbott Laboratories
                                    (health care products) from January 1987 to August 1989; a director of that company from April 1985 to August 1989 and Executive Vice
                                    President from January 1985 to January 1987.
                                    Also a director of Somatogen, Inc. and
                                    Chiron Corporation.

[PHOTO]                             Private venture capital investor since
GERALD W. SIMONSON, age 67          June 1978; President and Chief Executive
 DIRECTOR SINCE 1962                Officer of Omnetics Connector Corporation
 Class I Director                   (microminiature connectors) since March
 Term expires 1999                  1991. Also a director of Northwest
                                    Teleproductions, Inc., The Chromaline
                                    Corporation and Fairview Hospital and
                                    Healthcare Services.

[PHOTO]                             Professor Emeritus since January 1995, and
RICHARD A. SWALIN, PH.D., age 68    Professor from August 1984 to January
 DIRECTOR SINCE 1980                1995, Materials Science and Technology
 (and 1973-1977)                    Management, The University of Arizona;
 Class I Director                   consultant in technology management since
 Term expires 1999                  November 1987; President and Chief
                                    Executive Officer of Arizona Technology
                                    Development Corp. from February 1987 to
                                    November 1987; Dean of the College of
                                    Engineering and Mines at The University of
                                    Arizona from September 1984 to July 1987;
                                    Vice President of Research and Development at Allied-Signal Corp. from 1977 to 1984.

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting is necessary to elect each director nominee. For this purpose, a shareholder voting through a proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the Meeting, and is in effect a negative vote; but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

BOARD AND BOARD COMMITTEE MEETINGS

During fiscal 1997, Medtronic's Board of Directors held a total of seven Board meetings. Each director attended 75% or more of the total meetings of the Board of Directors and Board committees on which the director served (held during the period he or she served as a director) except for Mr. Sprenger, who attended 74% of such meetings. The standing committees of the Board of Directors include the Audit Committee, the Compensation Committee, the Finance Committee, the Corporate Governance Committee and the Technology and Quality Committee.

AUDIT COMMITTEE. The Audit Committee held three meetings in fiscal 1997. Committee members are Gotto, Holloran, Schall, Schuler and Swalin (Chair). The committee reviews Medtronic's annual financial statements; makes recommendations regarding Medtronic's independent auditors and scope of auditor services; reviews the adequacy of accounting and audit policies, compliance assurance procedures and internal controls; reviews nonaudit services performed by auditors to maintain auditors' independence; and reports to the Board of Directors on disclosure adequacy and adherence to accounting principles.

COMPENSATION COMMITTEE. The Compensation Committee held three meetings in fiscal 1997. Committee members are Blodgett, Healy, Schuler, Simonson (Chair) and Swalin. The committee reviews compensation philosophy and major compensation and benefits programs for employees; administers certain stock and benefit plans; and reviews executive officers' compensation.

FINANCE COMMITTEE. The Finance Committee held three meetings in fiscal 1997. Committee members are Blodgett, Holloran, Schall, Simonson and Sprenger (Chair). The committee reviews and makes recommendations regarding financial policies and performance objectives as developed by management, including review of Medtronic's annual and long-range operating plans; assists management in evaluation of major acquisitions and divestitures from a financial perspective; reviews changes in capital structure; and reviews banking relationships, insurance coverage on assets, tax strategies, and financial performance and related matters pertaining to Medtronic's employee pension and supplemental retirement plans.

CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee held five meetings in fiscal 1997. Committee members are Blodgett, Gotto, Healy, Holloran, Schall (Chair), Schuler, Simonson, Sprenger and Swalin. The committee addresses all matters of corporate governance; evaluates qualifications and candidates for positions on the Board; evaluates the performance of the chief executive officer and the Board; reviews major organization changes and senior management performance; and reviews director compensation philosophy. The Corporate Governance Committee maintains a Nominating Subcommittee which considers and recommends to the full Committee criteria for selecting new directors, nominees for Board membership and the positions of CEO, Chairman and Chair of the Corporate Governance Committee, and whether a director should be invited to stand for re-election. The Subcommittee is comprised of the Chair of the Corporate Governance Committee plus one director selected from each class of directors. The current Subcommittee held four meetings in fiscal 1997 and includes Schall (Chair), Blodgett, Healy and Schuler.

The Corporate Governance Committee will consider nominees for Board membership submitted by shareholders. Nominations by shareholders must be made pursuant to timely notice in writing to the Corporate Secretary at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432. Candidates for director should be persons with broad training and experience in their chosen fields and who have earned distinction in their activities. Notice by the shareholder to be timely must be received not less than 50 nor more than 90 days prior to the meeting or, if less than 60 days' disclosure of the meeting date is given, not later than the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of such date is made. The notice shall set forth certain information concerning such shareholder and the nominees, including their names and addresses, their principal occupation or employment, the capital stock of the Company which they beneficially own, such other information as would be required in a proxy statement soliciting proxies for the election of the nominees and the consent of each nominee to serve as a director if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

TECHNOLOGY AND QUALITY COMMITTEE. The Technology and Quality Committee held two meetings in fiscal 1997. Committee members are Gotto (Chair), Healy, Schuler, Sprenger and Swalin. The committee reviews policies, practices, processes and quality programs concerning technological and product research; reviews efforts and investments in developing new products and businesses; evaluates Medtronic's technological education and recognition programs; and reviews quality process matters with Medtronic's chief quality officer.

DIRECTOR COMPENSATION

Directors who are not employees of Medtronic receive an annual retainer of $22,000, $1,100 per Board meeting, $850 per Board committee or subcommittee meeting, and reimbursement for reasonable expenses of attending meetings. In addition to these fees, the Chairs of the Audit, Finance and Technology and Quality Committees each receive an annual retainer of $3,000, the Chair of the Compensation Committee receives an annual retainer of $5,000 and the Chair of the Corporate Governance Committee receives an annual retainer of $15,000, all in addition to the above director fees.

The 1994 Stock Award Plan permits directors to elect to receive all or part of their annual retainer and chairmanship fees in restricted stock. Restrictions on the stock lapse upon termination as a director due to death, disability, retirement, or a material change in full-time position or responsibilities, or upon termination of service as a director with the consent of the other directors or upon the occurrence of a "change in control" of the Company as described under "Executive Compensation -- Employment and Change in Control Arrangements" below.

Under the Company's 1994 Stock Award Plan, each non-employee director automatically receives an initial stock option grant for Common Stock on the date he or she becomes a director and an additional automatic annual stock option grant on the date of the Annual Meeting of Shareholders. The number of shares subject to the initial stock option is determined by dividing an amount, currently equal to $176,126 and increased each year proportionately with any increase in annual retainer, by the per share closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant. The number of shares subject to the annual stock option grant is determined by a formula based on directors' fees. Each grant includes a related grant of limited stock appreciation rights ("Limited Rights") which are exercisable upon a "change in control" of the Company, as described under "Executive Compensation -- Employment and Change in Control Arrangements" below. The stock options become fully exercisable one year after the date of grant, except that the option granted to a director upon being elected or appointed by the Board will not become exercisable until the director has also been elected to the Board by the shareholders. In addition, the plan provides that non-employee directors who were formerly employees of the Company will receive annual, but not initial, option grants.

In fiscal 1997, each non-employee director received an annual grant for 681 shares with an exercise price of $54.875; therefore, non-employee directors as a group received options for a total of 6,129 shares of the Company's Common Stock, and related Limited Rights.

Under the Company's retirement plan for directors, each director will receive an annual benefit, equal to the director's annual retainer in effect when leaving the Board, following retirement or other cessation of service as a director of the Company. The annual benefit is payable for a period equal to the years of service as a director up to a maximum of twenty years. No credit is given for years of service as a director while an employee of the Company. Each non-employee director also has group term life insurance in the amount of $100,000 while a member of the Board.

As part of its overall program to promote charitable giving, the Company's Foundation matches gifts by directors to qualified educational institutions up to $4,000 per fiscal year. The Company also has a charitable contribution plan for all directors of the Company. Upon the death of a director with five or more years of service, the Company will contribute a total of $1 million to one or more qualifying charitable institutions recommended by the director and approved by the Compensation Committee. Directors derive no direct financial benefit from this program since all charitable deductions accrue to the Company.

CERTAIN TRANSACTIONS

The Company uses Carlson Wagonlit Travel, which was selected through a competitive bidding process, as its travel agency for Company business. Dr. Glen Nelson, who is Vice Chairman and a director of the Company, is a director of Carlson Holdings, Inc., a family-owned business which includes Carlson Wagonlit Travel. Members of Dr. Nelson's family are owners and officers of Carlson Holdings, Inc. The Company paid fees totaling approximately $1,237,000 to Carlson Wagonlit Travel for services in fiscal 1997. Management believes that these transactions were on terms no less favorable to the Company than if made with unaffiliated third parties.


                 SHAREHOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS. To the best of Medtronic's knowledge, no shareholder beneficially owned more than 5% of Medtronic's Common Stock as of July 3, 1997.

MANAGEMENT SHAREHOLDINGS. The following table shows the number of shares of Medtronic Common Stock beneficially owned by Medtronic's directors, executive officers identified in the Summary Compensation Table below, and all directors and executive officers as a group as of July 3, 1997.

                                      AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP(1)(2)
------------------------           --------------------------

F. Caleb Blodgett                             93,583
Arthur D. Collins, Jr.                       249,053
William W. George(3)                         893,066
Antonio M. Gotto, Jr., M.D.                   16,290
Bobby I. Griffin                             268,808
Bernadine P. Healy, M.D.                       9,891
Thomas E. Holloran                            47,524
Glen D. Nelson, M.D.                         656,057
Robert L. Ryan                               125,430
Richard L. Schall                            115,814
Jack W. Schuler                               24,012
Gerald W. Simonson                            29,753
Gordon M. Sprenger                            18,820
Richard A. Swalin, Ph.D.                      21,452
Directors and executive
  officers as a group (20 persons)(2)(4)   3,220,877

------------------------
(1) No director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic's directors and executive officers as a group beneficially own approximately 1.37% of the shares outstanding.

(2) Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days (on or before September 1, 1997) as follows:
     F.C. Blodgett, 9,103 shares; A.D. Collins, Jr., 176,370 shares; W.W. George, 638,802 shares; A.M. Gotto, Jr., 13,559 shares; B.I. Griffin, 106,369 shares; B.P. Healy, 5,391 shares; T.E. Holloran, 19,343 shares; G.D. Nelson, 253,817 shares; R.L. Ryan, 111,166 shares; R.L. Schall, 24,083 shares; J.W. Schuler, 9,103 shares; G.W. Simonson; 9,103 shares; G.M. Sprenger, 14,623 shares; R.A. Swalin, 16,383 shares; and all directors and executive officers as a group, 1,645,421 shares.

(3) W.W. George disclaims beneficial ownership of 47,772 shares included in the above table, which are held by the George Family Foundation, a charitable trust of which he is one of the trustees. The above table also includes an aggregate of 31,193 shares covered by currently exercisable options transferred by Mr. George to members of his immediate family.

(4) B. K. Johnson, an executive officer of the Company, disclaims beneficial ownership of 8,487 shares included in the above table, which are held by the Krisbin Foundation Trust, a charitable trust of which she is one of the trustees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange, and the Company is required to identify any of those individuals who failed to file such reports on a timely basis. To the best of the Company's knowledge, based upon a review of such reports furnished to the Company and written representations that no other reports were required, there were no late filings by the Company's directors or executive officers in fiscal 1997.


                     REPORT OF THE COMPENSATION COMMITTEE ON
                       FISCAL 1997 EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers. The Committee is comprised of five independent outside directors. The Committee generally meets three times a year to review executive compensation policies, design of compensation programs and individual salaries and awards for the executive officers. The purpose of this report is to inform shareholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers in fiscal 1997.

COMPENSATION PHILOSOPHY

The Company's compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic goals essential for the Company's long-term success and continued growth in shareholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive and equity ownership opportunities directly linked to the Company's performance and shareholder return. The Committee believes it is in the best interests of the shareholders to reward executives when the Company's performance goals are achieved and to provide significantly less compensation when these goals are not met. Therefore, a significant portion of executive compensation is comprised of "at risk" performance- and stock-based incentives.

Key objectives of the compensation program are to:

     * Provide a strong, direct link between the Company's short-and long-term financial and strategic goals and executive compensation.

     * Motivate executives to achieve corporate, business unit and geographic operating goals through an emphasis on performance-based compensation.

     * Align the interests of executives with those of the Company's shareholders by providing a significant portion of compensation in Company Common Stock.

     * Provide competitive total compensation in order to attract and retain high caliber key executives critical to the long-term success of the Company.

To maintain a competitive level of total executive compensation, the Committee annually evaluates the compensation packages of certain competitor companies. This group consists of competitors of the Company that derive at least 25% of their revenues from medical devices or equipment. This analysis provides the Committee with competitive data on the mix of compensation elements, the balance of short- and long-term incentives, and overall compensation levels. Differences in company size are adjusted through statistical analysis. Most of the surveyed companies are included in the industry group presented in the performance graph on page 13 of this Proxy Statement. The Committee also uses annual cross-industry compensation data from a survey of more than 300 U.S. manufacturing companies, including many Fortune 1,000 companies and industry competitors. The Committee's goal is to position the target total compensation for executive officers at the median of the marketplace and the actual total compensation in excess of the median when the Company outperforms the target performance goals. In fiscal 1997, due to strong corporate operating performance and stock appreciation, the actual total compensation of executive officers and of the chief executive officer was generally above the median of the above-described peer and cross-industry groups.

EXECUTIVE OFFICER COMPENSATION PROGRAM

The key components of the Company's executive officer compensation program are base salary, annual incentives and long-term incentives. These elements are described below. In determining compensation, the Committee considers all elements of an executive's compensation package.

BASE SALARY. The Committee annually reviews the base salaries of executive officers. In determining appropriate salary levels, the Committee considers individual performance, level of responsibility, scope and complexity of the position, and salary levels for comparable positions at the peer and cross-industry companies referenced above. In addition, in determining the base salary for the chief executive officer, the Committee also considers annual operating performance, strategic planning and succession planning for senior management. Factors considered in determining base salary are not assigned pre-determined relative weights.

Effective for fiscal 1997, the Committee approved a merit increase of 7.0% for Mr. George. In determining the size of the merit increase, the Committee took into consideration the strong operating performance of the Company, which significantly exceeded annual financial targets, Mr. George's leadership role in the continuing development and implementation of the Company's strategic goals and the compensation levels of the chief executive officer positions in the surveyed companies referenced above.

ANNUAL INCENTIVE AWARDS. The purpose of the Company's annual incentive plan is to provide a direct annual financial incentive to executive officers and key managers who achieve corporate operating, business unit and geographic performance goals established under the Company's annual operating plan.

For fiscal 1997, executive officers were eligible for target awards under the annual incentive plan ranging from 50% to 65% of base salary, with 65% in the case of the chief executive officer. The size of the target award was determined by the executive officer's position and competitive data for similar positions at the peer and cross-industry companies referenced above. To ensure that the level of annual incentives continues to remain competitive and in support of Company philosophy to emphasize performance-based compensation, the Committee approved an increase in the target award to 70% of base salary for the chief executive officer for fiscal 1998. The Company sets aggressive performance goals and, in keeping with the strong performance-based philosophy, the resulting awards decrease or increase substantially if actual Company performance fails to meet or exceeds targeted levels. The awards can range from 0% to 150% of the target amounts, and a threshold level of performance is required before any payout occurs. For fiscal 1997, corporate operating performance was assessed against a target measure of corporate profit after taxes and after-tax return on net assets, with these measures given respective weights of 60% and 40%. Business unit and geographic financial performance were assessed against target measures of earnings before interest and taxes, revenue, after-tax return on net assets and/or net asset turnover, with these measures assigned respective weights that vary for each participant. In addition, award payouts to participants could be increased by up to 5% depending on either corporate or geographic performance against the Company's long-term strategic revenue growth goal. In fiscal 1997, all executive officers earned annual incentive compensation because their respective targeted performance levels were exceeded.

Mr. George's annual incentive compensation is based solely on the corporate operating performance of the Company. For fiscal 1997, Mr. George earned an award of 110.6% of the target level because actual corporate profit after taxes and after-tax return on net assets (weighted at 60% and 40%, respectively) exceeded the targeted performance levels. Mr. George's award was increased by an additional .2% because the Company exceeded its long-term strategic goal for revenue growth.

In keeping with the Company's philosophy of encouraging stock ownership by executives, the Company offers a program which allows executives to elect to receive stock options in lieu of some or all of the cash compensation earned under the annual incentive plan. By foregoing cash compensation for stock options, the variable "at risk" component of the executive's compensation package is increased, further motivating executives to perform to increase shareholder value over the long term and demonstrating the confidence of participants in the future success of the Company. Currently under the program, participants can elect to forego earned incentive compensation for non-qualified stock options on a basis of $4 market value of stock options for $1 of forfeited compensation. Under the program, the amount of the stock option grant is determined by the Committee based on consideration of a number of factors, including a present value estimate of stock option value, the degree of risk incurred by the executive and the positive economic impact to the Company of participation in the program.

LONG-TERM INCENTIVE PLANS. Long-term incentives are provided to executive officers primarily through the Company's performance share and stock option programs.

The primary purpose of the performance share program is to motivate executive officers to achieve the long-term performance goals of the Company. These targets are based on the Company's long-term financial goals, with consideration given to an historic analysis of the Company and peer group companies' performance. The target award for each executive officer is also approved by the Committee based on the scope and complexity of the position and competitive compensation data.

The program provides the possibility of earning a payout in Company Common Stock and cash at the end of a three-year performance cycle. As with short-term incentive compensation, a threshold level of performance is required before payout occurs. At the end of each three-year cycle, the award earned can range from 0% to 180% of the initial performance share units awarded. Performance targets are consistent with the Company's long-term financial goals and were measured in fiscal 1997 based on three-year cumulative earnings per share and three-year average after-tax return on net assets, with these two measures given equal weight in determining performance level. The value of the award is determined by the average price of the Company's Common Stock for the last 20 trading days of the performance cycle, up to a maximum of three times the grant price of the performance shares. At least half of the award must be paid in the Company's stock, with the other half paid in cash or Company Common Stock at the discretion of the Committee. The plan is thus aligned with both financial results and shareholder value, as the percentage payout varies with financial performance, and the value of the performance share units varies with the stock price.

For the three-year cycle ended in fiscal 1997, the Company achieved cumulative earnings per share and average after-tax return on net assets significantly in excess of performance targets. Consequently, the payout for this cycle for all executive officers, including Mr. George, was 180% of the target award. Because of the significant appreciation in the Company's stock price during the performance cycle, the value of the award was limited to the maximum share price allowed by the program.

The Company's stock option program provides compensation opportunities that directly link the interests of management and shareholders, and aid in retaining key executive officers. Executive officers are eligible for annual grants of stock options. Guideline levels of options are prepared based on competitive data from the peer and cross-industry companies referenced above. Individual awards are based on the individual's responsibilities and performance, ability to impact financial performance and future potential. These factors are not assigned pre-determined relative weights. All individual stock option grants for executive officers are reviewed and approved by the Committee. Executive officers receive gains from exercised stock options only to the extent that the fair market value of the stock has increased since the date of option grant.

In fiscal 1997, Mr. George was granted an annual stock option to purchase up to 16,454 shares of the Company's Common Stock at an average exercise price of $68.375 per share.

TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. George's total compensation for fiscal 1997 was designed so that a significant portion of pay was linked to Company performance. Of his total compensation, 79% was derived from variable annual and long-term incentive elements. This "at risk" portion of compensation was heavily weighted with long-term incentives (approximately 64% of Mr. George's total compensation was derived from stock option and performance share programs). The emphasis on "at risk" and long-term incentives is intended to align Mr. George's compensation with the achievement of long-term growth and performance by the Company.

DEDUCTIBILITY CAP ON EXECUTIVE COMPENSATION

The Internal Revenue Code generally denies the deduction for compensation in excess of $1,000,000 paid to executive officers named in the Proxy Statement, subject to an exception for "performance-based" compensation. Performance-based compensation, as defined in the tax law, is not subject to this limitation on deductibility provided that certain shareholder approval and other requirements are met. The Committee has determined that it will make every effort, consistent with sound executive compensation principles, to ensure that all amounts paid to the executive officers named in the Proxy Statement are deductible by the Company. The Committee expects that all performance-based compensation paid under its 1994 Stock Award Plan and Management Incentive Plan will qualify for deductibility.

CONCLUSION

The executive officer compensation program administered by the Committee provides incentive to attain strong financial performance and an alignment with shareholder interests. The Committee believes that the Company's compensation program focuses the efforts of the Company's executive officers on the continued achievement of growth and profitability for the benefit of the Company's shareholders.

COMPENSATION COMMITTEE:

Gerald W. Simonson, Chair               Richard A. Swalin, Ph.D.
Jack W. Schuler                         Bernadine P. Healy, M.D.
F. Caleb Blodgett


                      SHAREHOLDER RETURN PERFORMANCE GRAPH

The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Health Care (Medical Products and Supplies) Industry Index over the same period. The graph and table assume the investment of $100 in each of the Company's Common Stock, the S&P 500 Index and the S&P Health Care (Medical Products and Supplies) Industry Index on May 1, 1992 and that all dividends were reinvested.


        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG MEDTRONIC,
    S&P 500, AND S&P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDUSTRY INDEX

                               [PLOT POINTS GRAPH]

               April 30,1992   April 30, 1993   April 30, 1994   April 30, 1995    April 30, 1996   April 30, 1997
MEDTRONIC         $100.00          $100.50          $116.76          $232.52           $333.87         $437.93
S&P 500            100.00           109.22           115.03           135.07            175.77          219.91
S&P HEALTH CARE    100.00            79.77            74.81           116.59            157.53          183.24


                             EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended April 30, 1997 awarded to or earned by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company.

                                                   SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                ------------------------------------
                                                 ANNUAL COMPENSATION                     AWARDS              PAYOUTS
                                         -----------------------------------    -------------------------    -------
                                                                                RESTRICTED   SECURITIES
                                                                OTHER ANNUAL      STOCK       UNDERLYING       LTIP      ALL OTHER
                              FISCAL     SALARY      BONUS      COMPENSATION     AWARDS      OPTIONS/SARS    PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR       ($)         ($)          ($)(1)          ($)       (#)(2)(3)(4)     ($)(5)       ($)(6)
---------------------------   ------     ------      -----      ------------     ------      ------------    -------    ------------
William W. George              1997     $642,000   $464,598            --          --           16,454      $1,431,161     $43,331
  Chairman and Chief           1996      600,000    415,000(3)         --          --           30,763       1,295,977      50,712
  Executive Officer            1995      530,007    303,368(4)         --          --           67,228         894,841      41,911

Glen D. Nelson, M.D.           1997     $471,000          0(2)    $ 5,694          --           31,341         996,249      32,097
  Vice Chairman                1996      440,000          0(3)      5,266          --           43,020         899,231      39,210
                               1995      409,956          0(4)     24,708          --           65,686         620,896      39,047

Arthur D. Collins, Jr.         1997     $471,000   $214,703(2)         --          --           18,940         933,897      32,110
  President and                1996      440,000    343,000(3)        787          --           17,195         702,011      38,061
  Chief Operating Officer      1995      384,313    228,454(4)      2,212          --           47,616         484,790      29,700

Robert L. Ryan                 1997     $352,500          0(2)         --          --           17,195         683,599      22,368
  Senior Vice President and    1996      335,500          0(3)         --          --           26,214         648,177      27,234
  Chief Financial Officer      1995      316,499          0(4)        391          --           45,040              --      23,146

Bobby I. Griffin               1997      350,000          0(2)      1,593          --           17,425         645,233      24,210
  Executive Vice President     1996      325,000          0(3)      1,462          --           26,967         586,484      30,412
  and President, Pacing        1995      298,732     40,307(4)      3,974          --           36,324         405,136      24,112

-----------------------
(1) Amounts payable by the Company in above-market interest under deferred compensation plan.

(2) "Bonus" column does not include fiscal 1997 cash bonus payments of $314,703, $100,000, $196,390 and $175,058 which Messrs., Nelson, Collins,
     Ryan and Griffin, respectively, elected to forego in order to receive stock options granted in lieu of part or all of their cash bonus compensation under the annual incentive plan. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 1997 Executive Compensation -- Annual Incentive Awards" and "Option/SAR Grants in Last Fiscal Year," below.

(3) "Bonus" column does not include fiscal 1996 cash bonus payments of $200,000, $418,000, $75,000, $268,400 and $260,000 which Messrs. George,
     Nelson, Collins, Ryan and Griffin, respectively, elected to forego in order to receive stock options granted in lieu of part or all of their cash bonus compensation under the annual incentive plan. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 1997 Executive Compensation -- Annual Incentive Awards" and "Option/SAR Grants in Last Fiscal Year," below.

(4) "Bonus" column does not include fiscal 1995 cash bonus payments of $150,000, $323,701, $75,000, $208,256 and $170,000 which Messrs. George,
     Nelson, Collins, Ryan and Griffin, respectively, elected to forego in order to receive stock options granted in lieu of part or all of their cash bonus compensation under the annual incentive plan. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 1997 Executive Compensation -- Annual Incentive Awards" and "Option/SAR Grants in Last Fiscal Year," below. That column also includes stock options granted in fiscal 1995 to replace certain discontinued non-qualified supplementary retirement benefits.

(5) Includes the value of both cash and stock earned in fiscal 1997 under the Company's long-term incentive plan described in "Other Long-Term Incentive Awards" below. The stock for the fiscal 1997 payment was valued at $55.523 per share, the maximum stock price allowed under this plan cycle.

(6) Amounts in this column for fiscal 1997 include the following: the Company contributed $4,500 in shares of Company stock under the employee stock ownership plan for each of the named executive officers for fiscal 1997; the Company contributed $6,254, $5,853, $5,866. $4,009 and $6,183 to
     Messrs. George, Nelson, Collins, Ryan and Griffin, respectively, to match employee contributions under the 401(k) supplemental retirement plan; and the Company contributed $32,577, $21,744, $21,744, $13,859 and $13,527 to
     Messrs. George, Nelson, Collins, Ryan and Griffin, respectively, toward the right to receive shares of Company stock under the non-qualified supplemental benefit plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth for each of the named executives the stock options granted by the Company in fiscal 1997 and the potential value of these stock options determined pursuant to Securities and Exchange Commission requirements. No stock appreciation rights were granted to the named executives in fiscal 1997.

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                     ASSUMED ANNUAL RATES OF
                                                                                    STOCK PRICE APPRECIATION
                                  INDIVIDUAL GRANTS                                      FOR OPTION TERM
                      ----------------------------------------                   -------------------------------
                        NUMBER OF      % OF TOTAL
                       SECURITIES     OPTIONS/SARS    EXERCISE
                       UNDERLYING      GRANTED TO      OR BASE
                      OPTIONS/SARS    EMPLOYEES IN      PRICE     EXPIRATION     0%         5%           10%
NAME                       (#)         FISCAL YEAR     ($/Sh)        DATE        ($)      ($)(3)        ($)(3)
----                  ------------  ----------------- ---------   ----------     ---      ------        ------
W. W. George            16,454(1)          2.3%        $68.375     11/20/06       0      $707,533     $1,793,028
G. D. Nelson, M.D.      13,163(1)          1.9          68.375     11/20/06       0       566,018      1,434,400
                        18,178(2)          2.6          69.250     05/01/07       0       791,669      2,006,245
A. D. Collins, Jr.      13,163(1)          1.9          68.375     11/20/06       0       566,018      1,434,400
                         5,777(2)          0.8          69.250     05/01/07       0       251,594        637,588
R. L. Ryan               5,851(1)          0.8          68.375     11/20/06       0       251,597        637,596
                        11,344(2)          1.6          69.250     05/01/07       0       494,042      1,251,999
B. I. Griffin            7,313(1)          1.0          68.375     11/20/06       0       314,464        796,913
                        10,112(2)          1.4          69.250     05/01/07       0       440,387      1,116,028

-----------------------
(1) These stock options granted to the named executive officers have an exercise price equal to the fair market value on the date of grant and vest annually in 25% increments.

(2) These stock options were granted in lieu of all or part of the cash compensation earned for fiscal 1997 under the Company's annual incentive plan. Because the executives elected to forego cash compensation to receive the options, which were granted on 5/1/97, the options are 100% vested at grant. See "Report of the Compensation Committee on Fiscal 1997 Executive Compensation -- Annual Incentive Awards."

(3) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth for each of the named executive officers the value realized from stock options exercised during fiscal 1997 and the number and value of exercisable and unexercisable stock options and stock appreciation rights held at April 30, 1997.

                                                      NUMBER OF
                                                      SECURITIES
                                                      UNDERLYING              VALUE OF
                                                     UNEXERCISED             UNEXERCISED
                                                     OPTIONS/SARS           IN-THE-MONEY
                                                       AT FISCAL           OPTIONS/SARS AT
                                                      YEAR-END(#)       FISCAL YEAR-END($)(1)
                         SHARES        VALUE         -------------      ---------------------
                        ACQUIRED      REALIZED        EXERCISABLE/          EXERCISABLE/
NAME                   ON EXERCISE      ($)          UNEXERCISABLE          UNEXERCISABLE
----                   -----------    --------       -------------      ---------------------
W. W. George(2)             0             0         638,802/157,787     $37,292,285/6,638,812
G. D. Nelson, M.D.          0             0          253,817/45,562      10,670,118/1,211,254
A. D. Collins, Jr.          0             0          176,370/49,653       8,102,478/1,363,026
R. L. Ryan                  0             0          111,166/27,267         3,712,932/821,919
B. I. Griffin               0             0          106,369/26,663         3,802,771/711,307

-----------------------
(1) Value of unexercised in-the-money options is determined by multiplying the difference between the exercise price per share and $69.25, the closing price per share on April 30, 1997, by the number of shares subject to such options. Amounts include stock options granted on 5/1/97 in lieu of cash compensation earned for fiscal 1997 under the Company's annual incentive plan. See "Report of the Compensation Committee on Fiscal 1997 Executive Compensation -- Annual Incentive Awards."

(2) Includes exercisable options to purchase an aggregate of 31,193 shares transferred to members of Mr. George's immediate family.

OTHER LONG-TERM INCENTIVE AWARDS

The following table sets forth the number of performance share units granted to each of the named executives in fiscal 1997 under the Company's 1994 Stock Award Plan and the performance-based award formula under such plan.


           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                              ESTIMATED FUTURE PAYOUTS
                        NUMBER OF      PERFORMANCE OR          UNDER NON-STOCK PRICE
                      SHARES, UNITS     OTHER PERIOD                BASED-PLANS
                         OR OTHER           UNTIL        ----------------------------------
                          RIGHTS         MATURATION      THRESHOLD      TARGET      MAXIMUM
NAME                       (#)            OR PAYOUT         ($)          ($)          ($)
----                  -------------    --------------    ---------      ------      -------
W. W. George              5,930        5/1/96-4/30/99     $106,592     $532,959    $959,326
G. D. Nelson, M.D.        3,916        5/1/96-4/30/99       70,390      351,951     633,511
A. D. Collins, Jr.        3,916        5/1/96-4/30/99       70,390      351,951     633,511
R. L. Ryan                2,605        5/1/96-4/30/99       46,825      234,124     421,424
B. I. Griffin             2,587        5/1/96-4/30/99       46,501      232,507     418,512

----------------------
(1) Payout of awards is based on achieving specified levels of designated performance objectives during a three-year performance cycle. Payout can range from 0% to 180% of units granted, with 20% and 180% as the threshold and maximum payouts, respectively. Payout of 100% of the units granted represents the target payout. Awards are payable at least 50% in Common Stock, with the remainder paid in cash or Common Stock at the discretion of the Compensation Committee. The value in dollars is determined when the award is earned based on the average fair market value per share for the last 20 trading days of the performance cycle. For illustrative purposes, the value of estimated future payouts was determined using the closing price of the Common Stock on July 3, 1997 ($89.875 per share). See "Report of the Compensation Committee on Fiscal 1997 Executive Compensation -- Long-Term Incentive Plans" above.

PENSION PLAN

The Company's pension plan is a defined benefit, tax qualified retirement plan covering most U.S. employees and generally provides 40% of the average of the highest five consecutive years of compensation (including certain incentive compensation) in the final ten years of service, offset by a Social Security allowance as published each year by the Internal Revenue Service. The table below illustrates the annual benefits payable to participants who retire at age 65 with the indicated years of service with Medtronic and with the indicated five-year highest average annual compensation. The benefits have been calculated on a 50% joint and survivor annuity basis, before reduction for any amounts that may be available from Medtronic's former Retirement Account Plan. The compensation considered in determining the pensions payable to the below-named executive officers is the compensation shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 14.

   FIVE-YEAR
    AVERAGE                   YEARS OF SERVICE WITH THE COMPANY
    ANNUAL         --------------------------------------------------------
COMPENSATION(1)       15          20          25          30          35
---------------    --------    --------    --------    --------    --------

   $  200,000      $ 33,552    $ 44,758    $ 55,898    $ 67,104    $ 71,594
      400,000        69,472      92,676     115,740     138,944     147,924
      600,000       105,392     140,593     175,583     210,784     224,254
      800,000       141,312     188,510     235,426     282,624     300,584
    1,000,000       177,232     236,427     295,268     354,464     376,914
    1,200,000       213,152     284,345     355,111     426,304     453,244
    1,400,000       249,072     332,262     414,954     498,144     529,574

---------------------
(1) Calculated by considering a participant's compensation levels during the ten-year period immediately preceding retirement. The credited years of service (rounded to the nearest whole year) for the executive officers named in the Summary Compensation Table were as follows at April 30, 1997:
     W.W. George, 8 years; G.D. Nelson, 11 years; A.D. Collins, Jr., 5 years; R.L. Ryan, 4 years; and B.I. Griffin, 24 years.

Certain limitations on the amount of benefits under the Company's tax qualified retirement plan were imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") and Tax Reform Act of 1986 ("TRA"). The Company's non-qualified supplemental benefit plan provides for the restoration of benefits to officers who may be affected by those limitations so that, in general, total benefits will be equal to the level of benefits which would have been payable under the Company's retirement plan and employee stock ownership plan but for the ERISA and TRA limitations or for the fact that the executive has elected to defer compensation under the Company's deferred compensation programs. The amounts shown in the pension plan table above reflect the additional retirement benefits provided under the non-qualified supplemental benefit plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In fiscal 1997, the members of the Compensation Committee were Simonson (Chair), Blodgett, Healy, Schuler, and Swalin. Mr. Holloran also served on the Committee until the date of the 1996 Annual Shareholders Meeting. Mr. Holloran was an officer of the Company from 1961 to 1975, including serving as president from January 1974 to December 1975. Under Section 162(m) of the Internal Revenue Code, Mr. Holloran was considered an outside director until the date of such Annual Meeting, at which time he rotated off the Committee.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

CHANGE IN CONTROL ARRANGEMENTS. The executive officers of the Company, including those named in the Summary Compensation Table, have change in control agreements (the "Agreements") with the Company. The Agreements operate only upon the occurrence of a "change in control" as described below. Absent a "change in control" the Agreements do not require the Company to retain the executives or to pay them any specified level of compensation or benefits.

Each Agreement provides that for three years after a "change in control" there will be no adverse change in the executive's salary, bonus, opportunity, benefits or location of employment. If during this three-year period the executive's employment is terminated by the Company other than for cause, or if the executive terminates his employment for good reason (as defined in the Agreements, and including compensation reductions, demotions, relocation and excess travel), or voluntarily during the 30-day period following the first anniversary of the "change in control," the executive is entitled to receive an accrued salary and annual incentive payment through the date of termination and, except in the event of death or disability, a lump sum severance payment ("Lump Sum Payment") equal to three times (two times in the event of termination by the executive in the aforementioned 30-day period) the sum of his base salary and annual bonus (and certain insurance and other welfare plan benefits). Further, an additional payment ("gross-up") is required in an amount such that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise tax under the Internal Revenue Code had been imposed.

Generally, and subject to certain exceptions, a "change in control" is deemed to have occurred if: (a) a majority of Medtronic's Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 30% of Medtronic's outstanding voting stock; or (c) Medtronic's shareholders approve a definitive agreement or plan to merge or consolidate Medtronic with another party (other than certain limited types of mergers), exchange shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sell or otherwise dispose of all or substantially all of Medtronic's assets, or liquidate or dissolve Medtronic.

If a "change in control" of the Company occurred mid-fiscal 1998 (November 1, 1997) and resulted in the involuntary termination of the named executives at such time or the termination by such executives for good reason, the Lump Sum Payment to be made under such Agreements to those executive officers named in the Summary Compensation Table above would be approximately as follows: W.W. George, $3,570,000; G.D. Nelson, $2,331,450; A.D. Collins, Jr., $2,598,750; R.L.
Ryan, $1,665,000; and B.I. Griffin, $1,669,500. Such amounts are exclusive of the additional gross-up payment required under each of the Agreements as a result of excise taxes.

In addition, events substantially identical to those described above also constitute a "change in control" under certain of the Company's compensation plans. The effects of a change in control under these plans with respect to the compensation of each of the executive officers named in the Summary Compensation Table are described below.

If a "change in control" of the Company occurs, awards under the Company's Management Incentive Plan will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. If a "change in control" of the Company occurred mid-fiscal 1998 (November 1, 1997), the awards under this plan to be paid to those executive officers named in the Summary Compensation Table above would be approximately as follows: W.W. George, $490,000; G.D. Nelson, $306,150; A.D. Collins, Jr., $341,250; R.L. Ryan,
$185,000; and B.I. Griffin, $185,500.

The Company's stock award plans and agreements thereunder provide that in the event of a "change in control" of the Company, all restrictions under outstanding restricted stock awards shall immediately lapse and the restricted stock period with respect to all such shares shall be deemed to have expired, and performance share awards shall vest immediately in a pro rata amount based on the portion of the performance period elapsed prior to the "change in control" and certain assumptions as to the anticipated performance which would have been achieved during the applicable performance period. If a "change in control" of the Company occurred mid-fiscal 1998 (November 1, 1997) and further assuming for this purpose a market price for the Company's Common Stock at such time of $89.875 (the July 3, 1997 New York Stock Exchange closing price), the awards to be paid to those executive officers named in the Summary Compensation Table above would be approximately as follows for the performance share awards:
W.W. George, $1,669,313; G.D. Nelson, $1,103,263; A.D. Collins, Jr., $1,111,403;
R.L. Ryan, $740,742 and B.I. Griffin, $723,869. None of the named executive officers has outstanding restricted stock awards.

The Company's stock award plans and agreements thereunder also provide for or permit acceleration of the exercisability of outstanding stock options upon the occurrence of certain events (such as certain tender offers or exchange offers for the Company's stock, certain changes in control of the Company, a merger or consolidation of the Company with another entity, or a sale of substantially all of the Company's assets or certain plans therefor) or at the discretion of the Board of Directors.

Limited stock appreciation rights ("Limited Rights") granted under the stock option plans are exercisable, with certain limitations, at any time within the thirty-day period following a "change in control" of Medtronic. Upon exercise of Limited Rights, the holder is entitled to receive an amount in cash for each share with respect to which the Limited Rights are exercised equal to the difference between the option exercise price per share of stock covered by the underlying option and the fair market value per share as of the date of exercise. If Limited Rights are exercised, the underlying option will no longer be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised.

If a "change in control" occurs, subject to certain limitations, Medtronic's contributions to the employee stock ownership plan for that year will equal the greater of Medtronic's target percentage contribution (currently 2.5% of aggregate covered employee compensation in fiscal 1996) or, if a "change in control" occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the "change in control" and disregarding the effects of the "change in control."

If a "change in control" occurs during a plan year, subject to certain limitations, Medtronic's matching contribution to the 401(k) supplemental retirement plan shall equal the greater of Medtronic's target percentage matching contribution (currently 62.5% of the first 6% of a participant's contribution in fiscal 1997), or if the "change in control" occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the "change in control" and disregarding the effects of the "change in control."

OTHER EMPLOYMENT ARRANGEMENTS. Under the Company's postretirement survivor benefit plan, designated beneficiaries or the estate of each executive officer who retires with the Company (as defined in the Company's tax-qualified employee retirement plans) shall be entitled to receive following the officer's death a lump sum payment equal to the annual salary of such officer in effect at the date of retirement.


                        APPROVAL OF SELECTION OF AUDITORS

Upon recommendation of its Audit Committee, Medtronic's Board has selected Price Waterhouse LLP, certified public accountants, as independent auditors for Medtronic for the fiscal year ending April 30, 1998. That firm has acted as independent auditors for Medtronic for more than 20 years, and the Board considers it highly qualified. Although it is not required to do so, the Board of Directors wishes to submit the selection of Price Waterhouse LLP for shareholders' approval at the Meeting. If the shareholders do not give approval, the Board will reconsider its selection.

Representatives of Price Waterhouse LLP will be present at the Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS
APPOINTMENT.


                                     GENERAL

The costs of soliciting proxies will be borne by Medtronic, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

Medtronic has retained ChaseMellon Shareholder Services, L.L.C., a firm that provides professional proxy soliciting services, to aid in the solicitation of proxies for a fee of $9,500 plus reimbursement for certain out-of-pocket expenses.

Any shareholder proposals for the Company's 1998 Annual Meeting of Shareholders (anticipated date August 26, 1998) must be received by the Company by March 27, 1998 in order to be included in the Company's Proxy Statement. The proposals also must comply with all applicable statutes and regulations.

Medtronic's 1997 Annual Shareholders Report, including financial statements, is being sent to shareholders of record as of July 3, 1997, together with this Proxy Statement.

MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED
TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, INC., 7000 CENTRAL AVENUE N.E., MINNEAPOLIS, MINNESOTA 55432.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

                                   By Order of the Board of Directors,


                                   /s/ Ronald E. Lund, Secretary
                                   Ronald E. Lund, Secretary
                                   MEDTRONIC, INC.




                                 MEDTRONIC, INC.
                        ANNUAL MEETING -- AUGUST 27, 1997

The undersigned appoints WILLIAM W. GEORGE and RONALD E. LUND, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of the undersigned at the 1997 Annual Meeting of Shareholders of Medtronic, Inc. at the Medtronic, Inc. Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota, at 10:30 a.m., Central Daylight Time, on Wednesday, August 27, 1997, and at any adjournment thereof.

The Board of Directors recommends votes FOR:

1. Set board size at eleven members and elect four Class II Directors for three-year terms:

Nominees: WILLIAM W. GEORGE, BERNADINE P. HEALY, M.D., RICHARD L. SCHALL and
          GORDON M. SPRENGER

[ ] FOR all nominees listed above          [ ] WITHHOLD AUTHORITY to vote for
    (except those whose names have been        all nominees listed above
    written on the line below)

(To withhold authority to vote for any nominee, write that nominee's name on the line below.)

--------------------------------------------------------------------------------

2.   Approve appointment of Price Waterhouse LLP as independent auditors.

                  [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)


                           (CONTINUED FROM OTHER SIDE)

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                                        Date: ____________________________, 1997

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        PLEASE DATE AND SIGN ABOVE exactly as
                                        name appears, indicating, if
                                        appropriate, official position or
                                        representative capacity. If stock is
                                        held in joint tenancy, each joint owner
                                        should sign.




                                 MEDTRONIC, INC.
                        ANNUAL MEETING -- AUGUST 27, 1997

The undersigned appoints WILLIAM W. GEORGE and RONALD E. LUND, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of the undersigned at the 1997 Annual Meeting of Shareholders of Medtronic, Inc. at the Medtronic, Inc. Corporate Center at its Rice Creek facility, 7000 Central Avenue N.E., Minneapolis (Fridley), Minnesota, at 10:30 a.m., Central Daylight Time, on Wednesday, August 27, 1997, and at any adjournment thereof.

The Board of Directors recommends votes FOR:

1. Set board size at eleven members and elect four Class II Directors for three-year terms:

Nominees: WILLIAM W. GEORGE, BERNADINE P. HEALY, M.D., RICHARD L. SCHALL and
          GORDON M. SPRENGER

[ ] FOR all nominees listed above           [ ] WITHHOLD AUTHORITY to vote for
    (except those whose names have been         all nominees listed above
    written on the line below)

(To withhold authority to vote for any nominee, write that nominee's name on the line below.)

--------------------------------------------------------------------------------

2. Approve appointment of Price Waterhouse LLP as independent auditors.

                  [ ] FOR        [ ] AGAINST       [ ] ABSTAIN


            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)


                           (CONTINUED FROM OTHER SIDE)


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                                  Benefit Plan
                                                                  ESOP
                                                                  Restricted
                                                                  Registered


                                        Mark here for address change and note at
                                        left                               [ ]

                                        Date: ____________________________, 1997

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        PLEASE DATE AND SIGN ABOVE exactly as
                                        name appears, indicating, if
                                        appropriate, official position or
                                        representative capacity. If stock is
                                        held in joint tenancy, each joint owner
                                        should sign.